EXHIBIT 10.3

AMENDMENT NO. 1 LETTER AGREEMENT

This Amendment No. 1 to the Letter Agreement (this “Amendment”) is dated this 18th day of March, 2024, by and among ShiftPixy, Inc., a Wyoming corporation (the “Company”) and A.G.P./Alliance Global Partners (“A.G.P.”).

WHEREAS, the Company and A.G.P. entered into a letter agreement (“Letter Agreement”) dated January 8, 2024 pursuant to which A.G.P. agreed to serve as the exclusive placement agent, advisor or underwriter in the offering (each, an “Offering”) of up to $20,000,000 of the Company’s securities; and

WHEREAS, the Company and A.G.P. desire to amend the Letter Agreement as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Letter Agreement.

2. Section 4.B of the Letter Agreement is hereby amended and restated in its entirety as follows.

“Term and Termination of Engagement; This Agreement and the term of A.G.P.’s exclusive engagement will begin on the date hereof and end on the earlier of (i) March 31, 2024, (ii) the Closing of the Offering (the “Term”). Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination of this Agreement. During A.G.P.’s engagement hereunder, the Company will not, and will not permit its representatives to, other than in coordination with A.G.P., contact or solicit institutions, corporations or other entities 590 Madison Avenue, 28th Floor, New York, NY 10022, 212-624-2060 2 Member FINRA, SIPC or individuals as potential purchasers of the Securities with respect to the Offering, provided that this clause (i) shall not be construed to limit in any manner the Company from selling or issuance securities to employees, directors or consultants in the ordinary course of business or pursuant to agreements currently in place prior to this engagement, and (ii) the Company will not pursue any financing transaction which would be in lieu of an Offering. Furthermore, the Company agrees that during A.G.P.’s engagement hereunder, all inquiries, whether direct or indirect, from prospective investors will be referred to A.G.P.

3. Except as modified herein, the terms of the Letter Agreement shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SHIFTPIXY, INC.

By:
Name:	Scott Absher
Title:	Chief Executive Officer

A.G.P./ALLIANCE GLOBAL PARTNERS

By:
Name:	Thomas J. Higgins
Title:	Managing Director

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